Exhibit 23.4

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form F-1 of TCP International Holdings Ltd. of our report dated March 26, 2012 relating to the consolidated financial statements of TCP International Holdings Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
April 27, 2012